UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Ave., 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On October 26, 2015 (the “Closing Date”), uSell.com, Inc., a Delaware corporation (“uSell”) acquired BST Distribution, Inc., a New York corporation (“BST”), which owns We Sell Cellular LLC, a Delaware limited liability corporation (“We Sell”) engaged primarily in the wholesale acquisition and resale of smartphones and related devices from carriers and big box stores. In connection with the acquisition, uSell, BST and We Sell entered into a financing transaction on October 26, 2015 with BAM Administrative Services, LLC, a Delaware limited liability company (“BAM”), as agent, and an institutional investor (the “Purchaser”), pursuant to which uSell issued and sold the Purchaser a note in the principal amount of $4,040,000. These transactions are described in further detail below.

Stock Purchase Agreement uSell, BST, and Brian Tepfer and Scott Tepfer (together, the “Tepfers”) entered into a Stock Purchase Agreement (the “SPA”) as a result of which BST became a wholly-owned subsidiary of uSell. The SPA and the related transactions other than the financing transaction were effective as of October 1, 2015. Prior to closing of the SPA, the Tepfers owned 100% of the outstanding stock of BST, which owns 100% of the membership interests of We Sell. In exchange for acquiring 100% of the outstanding stock of BST, uSell issued the Tepfers 9,358,837 shares of uSell common stock (or approximately 49% of uSell on a fully-diluted basis), subject to adjustment as described below.

In accordance with the SPA, if the Tepfers elect to sell shares of common stock, uSell will use its best efforts to assist the Tepfers in selling their shares of uSell stock acquired under the SPA for up to $6,000,000 in gross proceeds (together and not each) through private placements or public offerings, with target sales of $1,500,000 quarterly, commencing the quarter ending December 31, 2015. If the price per share received by the Tepfers is less than the greater of $1.20 or the product of an EBITDA-based formula, uSell will issue the Tepfers additional shares of uSell stock.

In addition, pursuant to the SPA, uSell granted the Tepfers certain piggyback registration rights and a right of first refusal to participate in future uSell financings. uSell also created a pool of 300,000 restricted stock units which can be granted to employees of We Sell designated by the Tepfers.

The foregoing description of the SPA and related registration rights is a summary only and is qualified in its entirety by the full text of the SPA, which is filed as Exhibit 10.1 hereto, and the Registration Rights Agreement, which is filed as Exhibit 10.2 hereto, each of which are incorporated herein by reference.

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Shareholders Agreement

In connection with the closing of the SPA, Nikhil Raman (“Raman”), uSell’s Chief Executive Officer, Daniel Brauser (“Brauser”), uSell’s Chairman and the Tepfers entered into a Shareholders Agreement. The Shareholders Agreement will remain in effect until the earlier of: (i) the Tepfers no longer hold at least 10% of uSell’s outstanding common stock, (ii) Raman resigns or is terminated as an employee of uSell, or (iii) Brauser resigns or is removed as a director of uSell.

Voting Agreement

Under the Shareholders Agreement, each person agreed that, in connection with any annual meeting, special meeting or written consent of uSell shareholders, such person would vote together with the other three parties on each matter. However, the parties further agreed that if they cannot reach an agreement, then the affirmative vote of at least 75% of the voting power of all shares of outstanding voting stock of uSell is required to take action. As a result, for so long as the Shareholders Agreement remains in effect, future action by uSell shareholders will effectively require either the unanimous consent of Raman, Brauser, and the Tepfers, or a 75% supermajority vote of outstanding shares. This voting restriction will not be enforceable if uSell does not comply with its obligations under the SPA related to assisting the Tepfers with the sale of their uSell stock.

Brian Tepfer Board Appointment

Pursuant to the Shareholders Agreement, uSell appointed Brian Tepfer to the uSell board of directors and each party agreed to take all necessary and desirable action to ensure his future re-election.

The foregoing description of the Shareholders Agreement is a summary only and is qualified in its entirety by the full text of the Shareholders Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Management Agreement

In connection with the closing of the SPA, uSell, the Tepfers, Raman, and Brauser also entered into a Management Agreement related to the future management of BST and We Sell. The Management Agreement will terminate at such time as the Tepfers have collectively received at least $500,000 in gross proceeds from the sale of uSell stock.

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BST Board Members and Officers

Under the Management Agreement, the BST board of directors will consist of two members appointed by the Tepfers, who are initially the Tepfers, and two members appointed by uSell, who initially are Raman and Brauser. The Tepfers may replace their designees upon obtaining the approval of uSell, which will not be unreasonably withheld, and vice-versa. The Management Agreement also provides that BST will have three officers, two of which will be appointed by the Tepfers and initially are the Tepfers, and one of which will be appointed by uSell and initially is Raman. BST’s officers may not take certain major actions without the approval of 75% of the members of the BST board of directors.

We Sell Manager and Officers

The Management Agreement provides that the initial manager of We Sell will be Raman. uSell may appoint any replacement manager upon obtaining the approval of the Tepfers, which will not be unreasonably withheld. The manager may not take certain major actions without majority approval of the BST board of directors, which must include the approval of each of the Tepfers or their replacements. The Management Agreement also provides that We Sell will have three officers: a chairman, who will be the Manager, a chief executive officer, who will initially be Brian Tepfer, and a president, who will initially be Scott Tepfer. We Sell’s officers may not be removed without their express consent, with certain exceptions including termination of their employment. We Sell’s officers may not take certain major actions without the approval of the Manager.

The foregoing description of the Management Agreement is a summary only and is qualified in its entirety by the full text of the Management Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Employment Agreements

In connection with the closing of the SPA, each of Brian Tepfer and Scott Tepfer entered into employment agreements with BST and We Sell, effective as of October 1, 2015, pursuant to which Brian Tepfer will serve as Chief Executive Officer of We Sell and Scott Tepfer will serve as President of We Sell. Each agreement has an initial term through December 31, 2018 with non competes extending 12 months following termination of employment. Each agreement will automatically renew for subsequent one-year periods unless otherwise terminated or notice is given of non-renewal. Each of Brian and Scott Tepfer will receive a base salary of $500,000 annually, subject to downward adjustment based on the failure to meet future EBITDA targets, provided that no adjustment may be made below $360,000. In addition, each of the Tepfers will be eligible for a semi-annual target bonus of $250,000, subject to upward and downward adjustment based on the attainment of EBITDA targets. In connection with their employment agreements, the Tepfers also entered into non-compete agreements with BST and We Sell. These non-compete provisions terminate if uSell fails to meet two agreed upon conditions including the Tepfers electing to sell shares and their failure to receive together at least $6 million from the sale of their uSell common stock by a date four months after uSell files its Form 10-K in 2017.

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The foregoing description of the employment agreements is a summary only and is qualified in its entirety by the full text of Brian Tepfer’s Employment Agreement, which is filed as Exhibit 10.5 hereto, and Scott Tepfer’s Employment Agreement, which is filed as Exhibit 10.6 hereto, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure included under Item 1.01 above is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Purchase Agreement and Secured Term Note

On October 23, 2015, in connection with the closing of the SPA and related transactions, uSell, BST, We Sell, BAM, as agent, and the Purchaser, an institutional investor, entered into a Note Purchase Agreement (the “NPA”) pursuant to which uSell issued and sold the Purchaser a 1% original issue discount Secured Term Note in the aggregate principal amount of $4,040,000 (the “Initial Note”) in exchange for gross proceeds of $4,000,000. Of this sum $1,232,618 was used to repay a lender to We Sell and $300,000 was used to repay a loan to one of the Tepfers. Within six months of the Closing Date, uSell may, subject to certain conditions, elect to receive up to two additional draws of funds in connection with the issuance of additional 1% original issue discount Secured Term Note (the “Deferred Draw Notes,” and with the “Initial Note,” the “Notes”). The NPA provides that uSell may elect to receive a total of another $4,000,000 under the Deferred Draw Notes in compliance with the covenants under the NPA.

The Notes mature three years from the Closing Date and accrue interest at 13% annually, which is payable monthly in arrears, beginning November 1, 2015. Repayment of principal commences seven months from the Closing Date in monthly installments of 1/48th of the aggregate principal amount of the Notes. The Notes are prepayable at 103%, beginning one year from the Closing Date, in increments of $500,000.

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In connection with the issuance of the Initial Note, uSell issued the Purchaser 740,000 shares of uSell common stock. To the extent that the Deferred Draw Notes are issued, uSell will issue the Purchaser an additional 60,000 shares per $1,000,000 of principal amount of Deferred Draw Notes issued.

uSell granted the Purchaser piggyback registration rights with respect to the shares issued in connection with the Note. uSell also granted the Purchaser a right of first refusal to participate in future financings, where the future purpose of the proceeds is to acquire additional inventory of uSell. The right of first refusal expires upon the earlier of (i) 18 months from the Closing Date or (ii) such time as the aggregate principal amount of outstanding Note is less than $1,500,000. The right of first refusal does not cover conventional public and private securities offerings.

The foregoing description of the NPA and the Notes is a summary only and is qualified in its entirety by the full text of the NPA, which is filed as Exhibit 10.7 hereto, and the form of Secured Term Note, which is filed as Exhibit 10.8 hereto, each of which is incorporated herein by reference.

Security Agreement and Subsidiary Guaranty

In connection with the execution of the NPA and issuance of the Note, uSell, BST, We Sell and certain of their wholly-owned subsidiaries (collectively, the “Debtors”) entered into a Security Agreement for the benefit of BAM and the Purchaser as secured parties. Pursuant to the Security Agreement, the Debtors granted the secured parties a lien on all of the Debtors’ respective assets, including, but not limited to, equipment, inventory, accounts, and intellectual property. The wholly-owned subsidiaries party to the Security Agreement also jointly and severally guaranteed payment and performance of all obligations under the Notes and related transaction documents.

The foregoing description of the Security Agreement and the subsidiary guaranty is a summary only and is qualified in its entirety by the full text of the Security Agreement, which is filed as Exhibit 10.9 hereto, and form of Subsidiary Guaranty filed as Exhibit 10.10 hereto, each of which is incorporated herein by reference.

Pledge Agreement and Collateral Assignment Agreement

As additional collateral to guarantee the Notes and related obligations, uSell, BST and We Sell also entered into a Pledge Agreement for the benefit of BAM and the Purchaser pursuant to which they pledged the equity interests of certain of their wholly-owned subsidiaries, including BST and We Sell. Under a Collateral Assignment Agreement, uSell also assigned BAM, as agent for the Purchaser, all of uSell’s rights under the SPA.

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The foregoing description of the Pledge Agreement and the Collateral Assignment Agreement is a summary only and is qualified in its entirety by the full text of the Pledge Agreement, which is filed as Exhibit 10.11 hereto, and the Collateral Assignment Agreement filed as Exhibit 10.12 hereto, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure included under (i) Item 1.01, above, describing the issuance of uSell shares to Brian Tepfer and Scott Tepfer, and (ii) Item 2.03, above, describing the issuance of uSell shares to the Purchaser of the Note, is incorporated by reference herein. As a result of the acquisition, 150,000 shares of common stock underlying restricted stock units granted in 2014 were delivered to each of Messrs. Raman and Brauser and in addition each received a grant of 150,000 shares of common stock. Mr. Raman also received a grant of 350,000 restricted stock units vesting annually over three years beginning in October 2016, subject to continued employment. The described shares have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. These shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed under Item 1.01, above (incorporated by reference herein), in connection with uSell’s acquisition of BST and We Sell, Brian Tepfer was appointed to the uSell board of directors. Mr. Tepfer was appointed pursuant to a Shareholders Agreement described above. Brian Tepfer is the brother of Scott Tepfer, We Sell’s President. Together, Brian Tepfer and Scott Tepfer owned 100% of the stock of BST before selling their shares to uSell through the SPA.

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Brian Tepfer and Scott Tepfer co-founded We Sell and have been the Chief Executive Officer and President, respectively, for more than the past five years. Brian Tepfer is 37 years old and Scott Tepfer is 34 years old.

Item 9.01 Financial Statements and Exhibits.

Financial statements required by this Item 9.01 will be filed by amendment not later than 74 calendar days after the required filing date of this report on Form 8-K.

Exhibit No.	Description

10.1	Stock Purchase Agreement*

10.2	Registration Rights Agreement

10.3	Shareholders Agreement

10.4	Management Agreement

10.5	Brian Tepfer Employment Agreement

10.6	Scott Tepfer Employment Agreement

10.7	Note Purchase Agreement*

10.8	Form of Secured Term Note

10.9	Security Agreement*

10.10	Form of Subsidiary Guaranty

10.11	Pledge Agreement

10.12	Collateral Assignment Agreement

____________________________________

*	Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: October 26, 2015	/s/	Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer

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